Exhibit 99.1

November 1, 2005

Robert E. Davis, Ph.D.

13272 Glencliff Way

San Diego, CA 92130

Dear Bob:

This separation agreement (the “Agreement”) sets forth the terms of the agreement between ACADIA Pharmaceuticals Inc. (the “Company”) and you.

1. Resignation. You are resigning as an employee and from your position as the Company’s Executive Vice President, Drug Discovery and Development. Your last day of employment with the Company and your employment termination date will be November 4, 2005 (the “Separation Date”).

2. Accrued Salary And Vacation. On the Separation Date, the Company will pay you all accrued salary, and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to these payments regardless of whether you execute this Agreement.

3. Health and Life Insurance. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense following the Separation Date. Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish. You will be provided with a separate notice describing your rights and obligations under COBRA. You will be entitled to convert your current life insurance provided by the Company’s life insurance carrier (the “Carrier”) to a whole life insurance policy, in accordance with the Carrier’s policies. You will be responsible for any payments necessary to continue such insurance coverage.

4. Separation Payment. Although the Company has no obligation to do so, if you sign this Agreement, then the Company will pay you, as severance, the equivalent of 3 months of your base salary in effect as of the Separation Date, subject to standard payroll deductions and withholdings (the “Separation Payment”). The Separation Payment shall be made in accordance with the Company’s standard payroll timetable. In addition, although the Company has no obligation to do so, if you sign this Agreement, then the Company will reimburse you for the COBRA payments you make for the first 18 months following the Separation Date.

5. Other Compensation Or Benefits. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance, or benefits after the Separation Date.

6. Expense Reimbursements. You agree that, within ten (10) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reconcile all outstanding expense items and reimburse you for qualifying expenses pursuant to its regular business practices. In addition, the Company agrees to reimburse your actual documented legal expenses incurred in connection with the review of this Agreement and any related documents, up to a maximum $7,500.

7. Return of Company Property. You agree to return to the Company immediately all Company documents (and all copies thereof) and other Company property that you have had in your possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (provided, that you may keep the laptop computer, monitor and printer provided to you during your employment), credit cards, entry cards, identification badges, and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof).

8. Proprietary Information Obligations. Both during and after your employment you acknowledge your continuing obligations under your Inventions and Non-Disclosure Agreement not to use or disclose any confidential or proprietary information of the Company. A copy of your Inventions and Non-Disclosure Agreement is attached hereto as Exhibit A.

9. Confidentiality. The provisions of this Agreement will be held in strictest confidence by you and the Company and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you many disclose this Agreement in confidence to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular, and without limitation, you agree not to disclose the terms of this Agreement to any current or former Company employee.

10. Inside Information Obligations. You acknowledge your continuing obligations under the Company’s Policy Against Trading on the Basis of Inside Information, a copy of which is attached hereto as Exhibit B.

11. Indemnification. The Company will indemnify you in accordance with the terms of its Certificate of Incorporation, Bylaws, and the existing indemnity agreement among you and the Company, a copy of which is attached hereto as Exhibit C.

12. Nondisparagement. You agree not to disparage the Company, its officers, directors, employees, stockholders, and agents, in any manner likely to be harmful to its or their business, business reputation, or personal reputation; provided that you will respond accurately and fully to any question, inquiry or request for information when required by legal process. Likewise, the Company agrees to instruct its officers not to disparage you in any manner likely to be harmful to your business or personal reputation; provided that each party will respond accurately and fully to any question, inquiry or request for information when required by legal process.

13. No Admissions. You understand and agree that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by the Company to you or to any other person, and that the Company makes no such admission.

14. Your Release of Claims. In exchange for the consideration under this Agreement to which you would not otherwise be entitled, you hereby generally and completely release the Company and its directors, officers, employees, stockholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date you sign this Agreement. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to your employment with the Company or the termination of that employment; (b) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”), and the California Fair Employment and Housing Act (as amended).

15. Company Release of Claims. In exchange for the consideration under this Agreement, the Company hereby generally and completely releases you and your heirs, assigns, executors, administrators and successors and each of them from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date you sign this Agreement. Released claims shall not include any claims based on willful misconduct. In addition, released claims shall not include any claims based on obligations created by this Agreement. Although the Company does not release or waive against you any other claims or any “unknown and unsuspected claims” under Civil Code section 1542, the Company is unaware of any such claims which it may have against you.

16. ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA (“ADEA Waiver”). You also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing, as required by the ADEA, that: (a) your ADEA Waiver does not apply to any rights or claims that arise after the date you sign this Agreement; (b) you should consult with an attorney prior to signing this Agreement; (c) you have twenty-one (21) days to consider this Agreement (although you may choose to voluntarily sign it sooner); (d) you have seven (7) days following the date you sign this Agreement to revoke the ADEA Waiver (in a written revocation sent to me); and (e) the ADEA Waiver will not be effective until the date upon which the revocation period has expired, which will be the eighth day after you sign this Agreement (the “Effective Date”). You will not receive any of the benefits provided by this Agreement unless and until it becomes effective.

17. Section 1542 Waiver. In granting the release herein, which includes claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” You hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Agreement.

18. Miscellaneous. This Agreement, including Exhibits A, B and C, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to its subject matter. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations, including but not limited to, the Employment Offer agreement entered into between you and the Company on or about February 1, 2001. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach. This Agreement may be executed in counterparts and facsimile signatures will suffice as original signatures.

19. Arbitration. To ensure rapid and economical resolution of any disputes which may arise under this Agreement, you and the Company agree that any and all disputes or controversies of any nature whatsoever (with the sole exception of disputes relating to Section 7 of this Agreement), arising from or regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) conducted by Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in San Diego, California, under the then-existing JAMS rules. The prevailing party in such arbitration proceedings shall be entitled to recover from the other party reasonable attorneys’ fees and other recoverable costs incurred in connection with such arbitration proceeding unless prohibited by law. Nothing in this Agreement shall prevent either party from seeking to obtain injunctive relief in court to preserve the status quo or prevent irreparable harm pending the conclusion of any such arbitration. Notwithstanding the foregoing, you and the Company each have the right to resolve any issue or dispute involving confidential, proprietary or trade secret information, or intellectual property rights, by court action instead of arbitration.

We wish you the best in your future endeavors.

Sincerely,

ACADIA Pharmaceuticals Inc.

By:	/s/ ULI HACKSELL
Uli Hacksell, CEO

I HAVE READ, UNDERSTAND AND AGREE FULLY TO THE FOREGOING AGREEMENT, WHICH INCLUDES A RELEASE AND WAIVER OF CLAIMS:

/s/ ROBERT E. DAVIS	November 1, 2005
Robert E. Davis, Ph.D.	Date

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